Exhibit 10.2 Certain confidential information contained in this document, indicated by the mark “[***]”, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Room 2301, 23/F. Island Place Tower 510 King’s Road North Point, Hong Kong July 6, 2023 PRIVATE & CONFIDENTIAL DELIVERY BY EMAIL William Ki Chul Cho [***] Dear Billy: This letter (this “Agreement”) serves to confirm the understandings that we have reached in our discussions during the past week regarding your role with the Company. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Amended and Restated Employment Agreement, dated as of March 22, 2019 (the “Employment Agreement”), between you and Zai Lab (Hong Kong) Ltd. (the “Company”, together with its affiliates, “Zai”). As we have today mutually agreed, your employment with the Company will cease as of July 7, 2023, at 5pm US Eastern Time (the “Separation Date”). At the Separation Date, you will, and you hereby agree to, resign with immediate effect from your current position with the Company as its Chief Financial Officer, any other position you may have with the Company and any of the Company’s affiliates, including your position as the Chief Financial Officer of Zai Lab Limited. Additionally, you have agreed to the following: 1. Accrued Compensation. (a) On the Separation Date, you will receive (i) the unpaid portion of the Base Salary provided for under the terms of your Employment Agreement and, if applicable, your annual compensation letter, computed on a pro rata basis for all work you performed up to the Separation Date and (ii) pay at the Base Salary rate for any vacation days you have earned but not used as of the Separation Date, determined in accordance with Company policy and as reflected on the books of the Company.   (b) Your participation in all employee benefit plans ends as of the Separation Date, in accordance with the terms of those plans. You will not continue to earn paid time off or other similar benefits after the Separation Date.

2 (c) After your submission of appropriate vouchers, you will receive reimbursement for the reasonable expenses and other disbursements incurred by you for or on behalf of our business in the performance of your duties under the Employment Agreement through the Separation Date, if any, for which you have not theretofore been reimbursed. (d) All payments made under this Agreement will be reduced by all taxes and other amounts that such member of Zai is required to withhold under applicable law. 2. Severance and Equity Arrangements. In consideration of your acceptance of this Agreement, and subject to you meeting in full your obligations under this Agreement and your Continuing Obligations, and in full consideration of any rights you may have under the Employment Agreement: (a) The Company will pay you the amount of US$115,704.99, which represents your pro rata annual Target Bonus. Payment of this amount will be made to you on July 7, 2023. (b) The Company will pay you an additional amount of US$250,000.00. Payment of this amount will be made to you on July 7, 2023. (c) You will continue vesting through July 7, 2024 in your outstanding restricted share units granted under the Zai Lab Ltd. 2017 Equity Incentive Plan (the “Incentive Plan”) and as set forth in the list attached hereto as Schedule A (the “RSUs”), subject to your employment in good standing through the Separation Date and your continuing compliance with (i) your obligations under this Agreement, including the terms under Section 2(d) of this Agreement relating to the sale of your “Shares,” as defined in the Incentive Plan, and the Continuing Obligations defined and set forth in Section 4(a) of this Agreement, and (ii) the Company’s policies and guidelines, including the Company’s Amended and Restated Insider Trading Material Non- Public Information Policy and Code of Business Conduct & Ethics. In the event that you violate any of your obligations under this Section 2(c) or any other terms of this Agreement, the Company shall have the right to cease the vesting of the RSUs and recoup any proceeds that you may have received in connection with the sale of your Shares, as permitted under applicable law. Except as provided in this Section 2, your RSUs will continue to be governed by the Incentive Plan and applicable award agreement effectuating your grant of the RSUs. For the avoidance of doubt, each of your outstanding unvested stock option grants and performance-based vesting restricted share units (“PSUs”) will be forfeited and cancelled in accordance with the terms of the applicable award documents governing each award (for each award, the “Equity Documents”). Specifically, you will forfeit the PSUs and the unvested stock options at the time of your Separation Date, and, provided that you are in compliance with (and have not previously breached) the terms and conditions of this Agreement and the Equity Documents, you will be eligible to exercise each of your stock options vested at the time of your Separation Date through and until August 31, 2024, and otherwise in accordance with the terms of the Equity Documents, unless earlier forfeited thereunder. (d) You agree that you will not sell any Shares that you own directly or indirectly, including any of the RSUs that vest pursuant to Section 2(c) of this Agreement for a three-month period after the Separation Date. After the Separation Date, you will coordinate any sales with the Company so as to avoid trading while holding any material non-public information (“MNPI”). (e) The Company acknowledges that you have a 10b5-1 Plan (the “Plan”) currently in place (attached as Schedule B). The Company has no objections to this Plan trading according to its terms.

3 (f) Following the Separation Date, you agree that you will not (i) sell Shares on any single trading day in amounts in excess of five percent (5%) of the average daily trading volume of Zai Lab Limited ADSs traded on the Nasdaq National Market for the five (5) consecutive trading days prior to the date of any such sale taking into consideration the Plan as well as any other share sales, and (ii) the sales will be organized so as to reasonably be non-disruptive in the market. 3. Certain Acknowledgements. You acknowledge and agree that the consideration set forth under Sections 1 and 2 of this Agreement are in complete satisfaction of any and all compensation or benefits due to you from any member of Zai through the Separation Date, whether for services provided, under the Employment Agreement or otherwise, and that, except as expressly provided under this Agreement, no further compensation or benefits are owed to you. 4. Continuing Obligations. The following obligations apply from the date you first receive a copy of this Agreement, and by executing this Agreement you represent that you have complied with those obligations since that date. (a) You agree that you will continue to be bound by your obligations under (i) the Agreement Regarding Confidentiality, Trade Secrets, Intellectual Property and Competitive Activities between you and the Company dated as of March 2, 2018 (the “Compliance Agreement”), including the non-competition and non-solicitation obligations under Section 3(a) and 3(b) of such Compliance Agreement, and (ii) any other agreement between you and Zai containing non-disclosure, non-competition, non-solicitation, assignment of intellectual property rights and/or similar covenants (including without limitation any assignments of (or obligations to assign) intellectual property rights arising under your agreements with the Company), in all cases that survive the extinguishment of the Employment Agreement by the terms thereof or by necessary implication (all of the foregoing obligations, the “Continuing Obligations”). Notwithstanding the foregoing, the Company agrees that it will consider in good faith any request by you for the waiver of any non-competition restrictions imposed under the Compliance Agreement in respect of a directorship appointment for a corporate board of a third party that would otherwise be restricted under the terms of the Compliance Agreement. (b) By signing below, you acknowledge that you have returned to Zai any and all documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to the business (whether present or otherwise) of Zai and/or its licensors, partners or vendors, including the Confidential Information (as defined in the Compliance Agreement) and all other documents that you have generated or received as a result of your service to Zai, and all copies thereof, and all keys, access cards, credit cards, computer hardware and software, telephones and telephone- related equipment and all other property of Zai in your possession or control, except for a copy of this Agreement. Further, you give Zai assurance that you have not retained any copy of any document, material or information of Zai. Recognizing that your employment with Zai will end effective as of the Separation Date, you agree that you will not, for any purpose, after that date attempt to access or use any Zai computer or computer network or system unless requested by Zai. You also agree to disclose, to those designated by Zai, all passwords necessary or desirable to enable Zai to access all information that is password-protected on any of its computer equipment or on its computer network or system. (c) Subject to Section 5(d) of this Agreement, you agree not to communicate in any fashion, directly, indirectly, publicly or to the media (print, electronic or otherwise), or in any way to current or potential licensors, partners or vendors of Zai, or to any other person, about Zai, its operations or administration, Zai's management, members, employees or its licensors, partners or vendors, the circumstances of your separation or any related matters, in any way that is disparaging, critical or negative.

4 (d) You agree that you will upon reasonable request and at the cost of Zai use your reasonable endeavors to cooperate with Zai with respect to all matters arising during or related to your employment and your work with Zai, whether those matters have arisen prior to, or arise after, the Separation Date, subject to any confidentiality requirements or restrictions mandated by law. 5. General Release and Waiver of Claims. (a) Zai wishes to be certain that this Agreement will resolve any and all concerns that you might have and therefore requests that you carefully consider its terms, including the release and waiver of claims set forth in the paragraph directly below. This Agreement, which includes the release and waiver of claims set forth below, creates legally-binding obligations. (b) In exchange for the arrangements being provided to you under this Agreement, to which payments you would not otherwise be entitled, on your own behalf and that of your heirs, executors, administrators, beneficiaries, personal representatives and assigns, and all others connected with or claiming through you, you hereby release and forever discharge Zai, its predecessors, successors, and assigns, and all of their past, present and future partners, associates, principals, employees, agents and representatives, and all others affiliated and/or associated with Zai (including, without limitation, Zai Cayman) or any of the foregoing (together, the “Released Parties”), whether acting on behalf of Zai or in their individual capacities, from any and all causes of action, rights, charges, grievances and claims of any type or description, known or unknown, accrued or unaccrued, contingent or otherwise, which you have had in the past, now have, or might now have, through the date of your signing of this Agreement, including without limitation any claims in any way resulting from, arising out of or connected with your employment or any other association with Zai or the cessation thereof (including claims for wrongful discharge), the Employment Agreement, pursuant to Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the wage and hour, wage payment and fair employment practices laws and statutes (each as amended from time to time) of the state or states in which you have provided services to any member of Zai, or pursuant to any U.S. federal, state or local law, regulation or other requirement (hereafter collectively, “Claims”), and you hereby waive all such Claims. You agree that this Agreement shall be in complete and final settlement of all such Claims. (c) This Agreement, including the general release and waiver of claims set forth in this Section 5, creates legally binding obligations and Zai therefore advises you to consult an attorney before signing this Agreement. In signing this Agreement, you give Zai assurance that you have signed it voluntarily and with a full understanding of its terms and that you have not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement.  (d) For the avoidance of doubt, (i) nothing in this Agreement or in the Continuing Obligations limits, restricts or in any other way affects your communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity and (ii) you will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (y) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, you may be held liable if you unlawfully access trade secrets by unauthorized means.

5 6. Enforcement. It is the desire and intent of the parties hereto that the provisions of this Agreement will be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction whose law may be deemed to govern the review and interpretation of this Agreement, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein. A court having jurisdiction over an action arising out of or seeking enforcement of any restriction contained in this Agreement may modify the terms of such restriction in accordance with this Section 6. 7. Dispute Resolution. In the event the parties hereto are unable to settle a dispute between them regarding this Agreement through friendly consultation, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 7 applying the laws of Hong Kong, without regard to its principles of conflicts of laws. The arbitration tribunal shall consist of one (1) arbitrators to be appointed according to the UNCITRAL Rules (the “Arbitration Board”). The language of the arbitration shall be English. The Arbitration Board shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 8(i) of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The costs and expenses of the arbitration, including the fees of the Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursements and other charges of its counsel; provided that the Arbitration Board shall have the right to allocate the costs and expenses between each party as the Arbitration Board deems equitable. Any award made by the Arbitration Board shall be final and binding on each of the parties that were parties to the dispute. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by any other party in whose favor an award of the Arbitration Board was given. Notwithstanding this agreement to arbitrate, the parties agree that either party may seek provision remedies such as a temporary restraining order or a preliminary injunction from a court of competent jurisdiction in aid of arbitration, including, for example, provisional remedies to enforce the restrictive covenants set forth in the Compliance Agreement. As a material part of this agreement to arbitrate claims, both parties expressly waive all rights to a jury trial in court on all statutory or other claims, including, without limitation, those identified in this Section 7. You also acknowledge and agree that no claims will be arbitrated on a class action or collective action basis. Any claim must be brought to arbitration within the statute of limitations for bringing such claim in court or before the appropriate administrative agency, as applicable. 8. Miscellaneous. (a) Notices. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (i) the date of personal delivery, (ii) the date of transmission by facsimile or e-mail, with confirmed transmission and receipt, (iii) two (2) days after deposit with an internationally recognized courier or overnight service such as Federal Express, DHL, or (iv) five (5) days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the applicable address set forth on the first page of this Agreement.

6 (b) Entire Agreement and Amendment. This Agreement contains the entire agreement between the undersigned parties and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to your employment and other associations with Zai and the cessation of such employment and associations and all related matters, excluding only the Continuing Obligations and your rights and obligations with respect to the RSUs, which shall remain in full force and effect in accordance with their terms. This Agreement may not be amended unless in writing and signed by the party to be bound. (c) Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of the Agreement. (d) Survival. All of the terms, representations, warranties, and other provisions of this Agreement shall survive and remain in effect after the date hereof. (e) Costs. Each party shall pay its own legal fees and expenses incidental to the execution of this Agreement or the consummation or enforcement of their respective rights or obligations hereunder. (f) Execution of Documents. Each party agrees to execute all documents necessary to carry out this Agreement and to cooperate with each other for the expeditious filing of any and all documents and the fulfillment of the terms of this Agreement. (g) Successors and Assigns. This Agreement shall inure to the benefit of the transferees, successors, assigns, heirs, beneficiaries, executors, administrators, partners, agents, and representatives of each party; provided that the parties shall not, without the consent of the other party hereto, assign or transfer this Agreement or any rights or obligations hereunder, except that the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or shares of the Company or similar transaction involving the Company or a successor corporation. As used in this provision, “assign” or “transfer” shall mean any sale, gift, pledge, hypothecation, encumbrance, or other transfer of all or any portion of the rights, obligations, or liabilities in or arising from this Agreement to any person or entity, whether by operation of law or otherwise, and regardless of the legal form of the transaction in which the attempted transfer occurs. (h) Counterpart Execution. This Agreement may be executed in counterparts each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged between the parties. Signatures exchanged by DocuSign, facsimile or in PDF format shall be deemed original signatures. (i) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without giving effect to its principles or rules of conflict laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. (j) Construction. Each covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. (k) Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

7 (l) Confidentiality. Subject to Section 5(d) of this Agreement, you agree not to disclose this Agreement or its terms to any person or entity, other than your agents, advisors or representatives, except as consented to by the Company in writing or as may be required by law. Notwithstanding anything to the contrary in this Agreement, nothing herein shall prevent either you from testifying truthfully in any legal or administrative proceeding where such testimony is compelled or requested, or from otherwise complying with applicable legal requirements. You may share, with prospective employers, your duties, responsibilities and accomplishments while you were employed by Zai; provided that no Confidential Information is disclosed and you do not violate your non-disparagement obligations under Section 4(c) of this Agreement or in connection with your Continuing Obligations. (m) No Third-Party Rights. Nothing in this Agreement is intended to grant to any third party (other than the parties’ respective successors in title and permitted assigns) any right to enforce any term of this Agreement or to confer on any third party (other than the parties’ respective successors in title and permitted assigns) any benefits under this Agreement. No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of this Agreement. (n) Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. 9. Further Assurances. In signing this Agreement, you give Zai assurance that you have read and understood the Agreement; that you have had a full and sufficient opportunity to consider the terms and conditions contained herein; that you do so voluntarily; and that in signing this Agreement, you have not relied on any promises or representations, express or implied, that are not set forth expressly here. [Remainder of Page Intentionally Left Blank]

  If the terms of this Agreement are acceptable to you, please sign where indicated below and return this Agreement to Mandy Li, VP Human Resources. If you do not sign and return this Agreement on July 7, 2023, this Agreement will be deemed withdrawn in its entirety. Sincerely, ZAI LAB (HONG KONG) LTD. By: /s/ Josh Smiley Name: Josh Smiley Title: Chief Operating Officer Date: July 6, 2023 ACCEPTED AND AGREED AS OF July 7, 2023: /s/ William Ki Chul Cho William Ki Chul Cho Date: July 3, 2023

9 Schedule A Class Code Grant Date Grant Price Number of Options or RSUs to be vested from Jul 1, 2023 to Jun 30, 2024 Vesting Date RSU 4/1/2021 0 920 4/1/2024 RSU 4/1/2022 0 1,907 4/1/2024 RSU 6/25/2022 0 12,925 6/25/2024

10 Schedule B

Zai Lab Limited
Non-Discretionary
Option Exercise and Sale Plan

EXERCISE AND SALE INSTRUCTIONS

ENTRY INTO THESE EXERCISE AND SALE INSTRUCTIONS REQUIRES PRE-APPROVAL UNDER ZAI LAB LIMITED. INSIDER TRADING POLICY. IN ADDITION, COMPUTERSHARE HONG KONG INVESTOR SERVICES LTD WILL NOT ACCEPT ANY AMENDMENT OR MODIFICATION TO, OR TERMINATION OF THESE EXERCISE AND SALE INSTRUCTIONS, WITHOUT CONFIRMATION OF A NEW PRE-APPROVAL FROM ZAI LAB LIMITED.

SECTION 1: OPTION EXERCISES

This schedule below is a request that Computershare Hong Kong Investor Services Limited will exercise your options and sell the underlying shares of stock in accordance with the instructions below. Please fill out the instructions table as completely as possible, keeping in mind that it must be clear what options you want exercised, when, and/or at what price.

Exercise and Sale Date or range of dates	Grant Date	Grant Price	Number of Option Shares to be exercised and sold	Limit price (or specify "Market")	Notes (specify the validation if limit order, "1 day" or "30 days")
Mar 8, 2023	02/03/2018	$21.84	10,000	$45.00	Good until end of plan but avoid the following blackout dates (Apr 10 to May 10; Jul 9 to Aug 9; Oct 9 to Nov 9 and Dec 31)
Mar 9, 2023	02/03/2018	$21.84	10,000	$45.00	
Mar 15, 2023	02/03/2018	$21.84	10,000	$45.00	
Mar 16, 2023	02/03/2018	$21.84	10,000	$45.00	
May 22, 2023	02/03/2018	$21.84	10,000	$50.00	
May 23, 2023	02/03/2018	$21.84	10,000	$50.00	
May 29, 2023	02/03/2018	$21.84	10,000	$50.00	
May 30, 2023	02/03/2018	$21.84	10,000	$50.00	
June 14, 2023	02/03/2018	$21.84	10,000	$55.00	
June 15, 2023	02/03/2018	$21.84	10,000	$55.00	

SECTION 2: SALE OF SHARES

This schedule below is a request that Computershare Hong Kong Investor Services Limited will sell the shares of stock held in your designated account in accordance with the instructions below. Please fill out the instructions table as completely as possible, keeping in mind that it must be clear which shares you want sold, when, and/or at what price.

Acquisition Date (optional) Number of shares to be sold Sale Date or range of dates Limit price (or specify “Market”) Notes (specify the validation if limit order, “1 day” or “30 days”) Notice of transactions to be provided by Computershare to: Employee Name: Billy Cho Employee ID: [***] Employee Email Address: [***] Sale Plan End Date: December 31, 2023 Upon receipt and execution of this completed and signed EXERCISE AND SALE INSTRUCTIONS page, Computershare Hong Kong Investor Service Ltd agrees to exercise the stock options described above, on the terms described above in accordance with Computershare Hong Kong Investor Services Ltd Employee Stock Plan Administration Agreement with ZAI LAB LIMITED and subject to the attached TERMS AND CONDITIONS, which you should read in full. As a result of limitations in the TERMS AND CONDITIONS, there is no guarantee that the options described above will be exercised in accordance with your instructions. EMPLOYEE: COMPUTERSHARE HONGKONG INVESTOR SERVICES LTD. /s/ Billy Cho___________ /s/ Seth Bohart___________________ Date: 14/12/2022 Name: Seth Bohart Title: Managing Director, Employee Share Plans APAC

ZAI LAB LIMITED Non-Discretionary Option Exercise and Sale Plan TERMS AND CONDITIONS THIS OPTION EXERCISE AND STOCK SALE PLAN (“Plan”) between the employee (“Seller”) named on the EXERCISE AND SALE INSTRUCTIONS PAGE hereto (the “Exercise Instructions”) and Computershare Hong Kong Investor Services Ltd (“Agent”), acting as agent for Seller, is effective as of the date set forth on the Exercise Instructions. I. RECITALS 1. This Plan is entered into between Seller and Agent for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c) (1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). 2. Seller is establishing this Plan in order to permit the orderly exercise of the options granted to Seller by Zai Lab Limited (the “Issuer”) and listed in the Exercise Instructions (the “Options”) and sale of common stock (the “Stock”) underlying the Options (the “Plan Shares”), held in the account of Computershare Hong Kong Investor Services Ltd, FBO Zai Lab Limited 3. Seller acknowledges that Seller is subject to the Issuer’s Insider Trading Policy, as amended and supplemented from time to time (the “Policy”). II. SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS 1. As of the date hereof, Seller is not aware of any material nonpublic information concerning the Issuer or its securities. 2. Seller is entering into this Plan during an established trading window period pursuant to the Policy and in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. This Plan has been approved by the Issuer and is in compliance with the Policy. 3. While this Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Plan (including, without limitation, with respect to any securities convertible or exchangeable into Stock) and agrees not to alter or deviate from the terms of this Plan. 4. (a)Seller agrees to provide Agent with a certificate dated as of the date hereof and signed by the Issuer substantially in the form of Exhibit A hereto (the “Certificate”) prior to commencement of any sales under this Plan.

2 (b) Seller agrees to notify Agent as soon as practicable if Seller becomes aware of the occurrence of any event contemplated by paragraph 3 of the Certificate. Such notice shall indicate the anticipated duration of the suspension of trading relating to the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Agent. Such notice shall be in addition to the notice required to be given to Agent by the Issuer pursuant to the Certificate. Upon receipt of such notice Agent shall cease sales of Plan Shares, and shall not resume such sales unless and until Agent has been notified by the Issuer that the restriction has been lifted. 5. Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Plan Shares pursuant to this Plan. 6. Seller has consulted with Seller’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Agent or any person affiliated with Agent in connection with, Seller’s adoption and implementation of this Plan. Seller acknowledges that Agent is not acting as a fiduciary or an advisor for Seller. 7. Seller acknowledges that bank accounts maintained by Computershare Inc., in relation to the transactions described herein, will be in its name and it may receive investment earnings in connection with the investment at its risk and for its benefit of funds held in those accounts, from time to time. 8. The Seller agrees to indemnify, defend and hold harmless Agent (and its directors, officers, employees and affiliates) from and against all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees and costs) arising out of or attributable to: a.) any breach by the Seller of its obligations under this Plan, b.) the incorrectness or inaccuracy of any of the Seller's representations and warranties, c.) any violation by the Seller of applicable laws or regulations relating to this Plan or the transactions contemplated by this Plan, d.) any exercise of Options if cash is not available to pay the exercise price of such Options, and e.) any violation of the Issuer’s insider trading policies. This indemnification will survive the termination of this Plan. 9. If Seller is an affiliate or control person for purposes of Rule 144 under the Securities Act of 1933, as amended, or if the Stock subject to the Sales Plan are restricted securities subject to limitations under Rule 144, then Seller agrees that the sale will be made in accordance with the applicable provisions of Rule 144, including volume and manner of sale limitations. Seller authorizes Agent to, and Agent agrees to, complete and file on Seller's behalf any Forms 144 (five (5) copies pre-signed by Seller ) necessary to effect the sale. The Form 144 should include a footnote at the bottom of the Form 144 should indicate that the trades “are in accordance with a Rule 10b5-1 Plan that complies with Rule 10b5-1 and expires ____.” Seller agrees to provide Agent with such information as is reasonably necessary for Agent accurately and timely to complete the Forms 144. Notwithstanding such authorization, Seller acknowledges that Agent shall have any obligation to complete or file Form 144 on behalf of Seller.

3 10. Seller agrees not to take any action or to cause any other person or entity to take any action that would require Seller to aggregate sales of Stock pursuant to Rule 144 and not to take any action that would cause the sale not to comply with Rule 144. 11. Seller agrees to make all filings, if required, under Sections 13(d), 13(g) and 16 of the Exchange Act, to the extent any such filings are applicable to Seller. A similar footnote as described in paragraph 9 above should be placed at the bottom of any Form 4 filed by the Seller. 12. Seller agrees that until this Plan has been terminated, Seller shall not enter into a binding contract with respect to the purchase or sale of Plan Shares with another broker, dealer or financial institution, instruct another broker, dealer or financial institution to purchase or sell Plan Shares, or adopt a plan for trading with respect to Plan Shares other than this Plan. 13. Seller acknowledges that pursuant to the terms of the Policy, the Issuer has reserved the right from time to time to suspend, discontinue or otherwise prohibit any transaction in the Plan Shares, if the Issuer’s Chief Legal Officer or its Board of Directors, in his or its discretion, determines that such suspension, discontinuation or other prohibition is in the best interests of the Issuer. III. IMPLEMENTATION OF THE PLAN 1. (a) Agent will exercise the number of Options and sell the Plan Shares acquired thereupon on the date and/or subject to any price conditions set forth in the Exercise Instructions. (b)Agent will delegate the processing of securities transactions to Computershare Securities Corporation, a broker-dealer affiliate of Agent (“CSC”). (c)Agent shall cease exercising Options and selling Plan Shares on the earliest to occur of (i) the date on which Agent receives a notice of termination of trading under the Plan, (ii) the date on which Agent receives a notice from the Seller or Issuer that the Issuer or any other person has publicly announced a tender or exchange offer with respect to any Stock, (iii) the date on which Agent receives a notice from the Seller or Issuer of public announcement of a merger, acquisition, reorganization, recapitalization, or comparable transaction affecting the securities of the Issuer as a result of which Stock is to be exchanged or converted into securities of another entity, (iv) the date on which Agent receives a notice of the commencement of any proceedings in respect of or triggered by Seller’s bankruptcy or insolvency, (v) the date on which all Plan Shares sold pursuant to this Plan or the date specified for termination in the Exercise Instructions is reached. 2. The number of Options to be exercised and Plan Shares sold, and any applicable minimum sale price, shall be adjusted automatically on a proportionate basis to take into account any reclassification, stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the term of this Plan.

4 3. Agent agrees to furnish notice to the Issuer of the exercise of the Options and sale of Plan Shares under this Plan by fax or e-mail transmitted to the number or address set forth on the Exercise Instructions, as soon as practicable, and in any event no later than 10:00AM Eastern Standard Time on the first business day after the trading day on which such sale was executed. Seller hereby authorizes Agent to serve as Seller’s attorney-in-fact and, in accordance with the terms of this Plan, to exercise the Options. The Options shall be exercised in the order specified in the Exercise Instructions, provided, however, that Agent shall in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than the market price of the Stock. IV. GENERAL 1. This Plan constitutes the entire agreement between the parties with respect to this Plan and supersedes any prior agreements or understandings with regard to the Plan. 2. This Plan may be modified or amended only by a writing signed by the parties hereto, provided further that this Plan may not be modified or amended until Issuer has communicated its pre-approval of such modification or amendment to Seller and Agent. 3. This Plan may be terminated prior to the end of the Plan sales period as follows: i) 90 days after the date upon which Agent receives written notice that Seller’s employment with Issuer has terminated (with or without cause); ii) upon three business days prior written from the Seller, delivered by facsimile or overnight delivery to the Agent; iii) notice from Seller or Issuer during the sales period of restrictions as a result of the occurrence of any event contemplated by paragraph III.1(c); or iv) notice of the termination of the Employee Stock Plan Administration Agreement between Issuer and Agent. 4. If any provision of this Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Plan will continue and remain in full force and effect.

EXHIBIT A ISSUER CERTIFICATE 1. Zai Lab Limited (the “Issuer”) represents that its insider trading policy (the “Policy”) allows adoption of trading plans pursuant to the Securities and Exchange Commission Rule 10b5-1 relating to its Class A common stock (the “Stock”), by certain directors, officers and employees of the Issuer, including the Nondiscretionary Stock Selling Plan dated Dec 17, 2022 (the “Plan”) between Billy Cho (“Seller”) and Computershare Hong Kong Investor Service Ltd. (the “Agent”). 2. The sales to be made by Agent for the Seller pursuant to the Plan will not violate the Policy, and to the best of the Issuer’s knowledge there are no legal, contractual or regulatory restrictions applicable to the Issuer, Seller or their respective affiliates as of the date of this representation that would prohibit either Seller from entering into the Plan or any sale pursuant to the Plan. 3. If at any time during the term of the Plan a legal, contractual or regulatory restriction that is applicable to the Issuer, Seller or their respective affiliates would prohibit any sale pursuant to the Plan (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or its securities), the Issuer agrees to give notice of such restriction by facsimile and overnight mail to Agent, with a copy to the Agent’s Legal Department at the facsimile numbers and addresses shown below: Computershare Computershare 144 Fernwood Ave. Two North LaSalle Street Edison, NJ 08837 Chicago, IL 60602 Attn: Matthew O’Connell, Operations Manager Attn: Legal Department Fax: [***] Fax: [***] Such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller. In any event, the Issuer shall not communicate any material nonpublic information about the Issuer or its securities to Agent. 4. The Issuer acknowledges that Seller has authorized Agent to serve as Seller’s agent and attorney-in-fact to exercise Options to purchase the Plan Shares from time to time pursuant to the Plan. Dated: December 17, 2022 ZAI LAB LIMITED By: /s/ Bruce Blefeld Name: Bruce Blefeld Title: Lead US Counsel